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                                                                    EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

August 27, 2003

U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report") accompanying this letter.

I, Harvey A. Wagner, the Executive Vice President and Chief Financial Officer of Mirant Corporation (the "Company"), certify that, subject to the qualifications noted below, to the best of my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Mirant Corporation.

This certificate is qualified by the fact that the Report was not filed within 45 days after the end of the quarter as required by the Instructions to Form 10-Q.



/s/ Harvey A. Wagner
-----------------------------------------------
Name: Harvey A. Wagner, Executive Vice President
      and Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to Mirant Corporation and will be retained by Mirant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.